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Exhibit 10.8

CROCS, INC.

Restricted Stock Award Agreement

        Pursuant to the Restricted Stock Award Grant Notice ("Grant Notice") to which this Restricted Stock Award Agreement is attached as Attachment I (this "Agreement;" and together with the Grant Notice, the "Award") and in consideration for services rendered or to be rendered to Crocs, Inc. (the "Company"), the Company acknowledges its understanding and agreement to issue to you, under its 2005 Equity Incentive Plan (the "Plan"), that number of shares of the Company's Common Stock specified in the Grant Notice in accordance with the Grant Schedule. Capitalized terms used but not defined terms in this Agreement shall have the meaning ascribed to them in the Plan.

        The details of your Award are as follows:

        1.    Grants.    Subject to the limitations contained herein, your right to receive future issuances of the Company's Common Stock will survive as provided in the Grant Notice, provided that all rights under the Award will cease upon your Termination of Employment.

        2.    Securities Law Compliance.    You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

        3.    Restrictions on Transfer.

          (a)   You agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, pledge, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you under the Award, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act (or such longer period, not to exceed eighteen (18) days after expiration of the one hundred eighty (180) day period, as the Company or the underwriters shall request in order to facilitate compliance with NASD Rule 2711).

          (b)   You agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of underwriters of Common Stock of the Company, you shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such lock-up period.

        4.    Changes In Capitalization.    The number of shares of the Company's Common Stock that shall be issued pursuant to the Award shall be proportionately adjusted for any increase or decrease in the Company's Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Common Stock, or any other increase or decrease in the number of issued shares of the Company's Common Stock effected without receipt or consideration by the

Company. Such adjustments shall be made by the Company's Board of Directors, whose determination in that respect shall be final, binding and conclusive.

        5.    Change in Control.    The stock grants contemplated by the Award shall accelerate upon a Change of Control so that all stock that is to be issued pursuant to the Award shall, immediately prior to the effective date of the Change of Control, be issued to you. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise changes its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        6.    Restrictive Legends.    The shares issued under your Award shall be endorsed with the legends set forth below or legends substantially equivalent thereto, as determined by the Company it its sole discretion, together with any other legends that may be required by the Company or by state or federal securities laws:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF                        ,        , BETWEEN THE COMPANY AND THE HOLDER OF THIS STOCK.

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

  THE HOLDER OF THIS STOCK MAY NOT SELL, TRANSFER OR DISPOSE OF THIS STOCK (EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACT")) WITHOUT FIRST DELIVERING TO THE COMPANY AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY) THAT NEITHER REGISTRATION NOR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS REQUIRED IN CONNECTION WITH SUCH TRANSFER.

        7.    Award not a Service Contract.    Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or an Affiliate.

        8.    Not a Service Contract.    Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment

        9.    Withholding Obligations.

          (a)   At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

  (b)
  Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

        10.    Rights as a Shareholder.    Until the Common Stock underlying this Award has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the stock to be issued in Future Grants.

        11.    Limitation on Change in Control Payments.    If (i) there is an acceleration of the stock grants contemplated by the Award (as provided in Section 5), (ii) such acceleration could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and (iii) such payment together with any other payments which you have the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the number of shares subject to acceleration under Section 5 hereof will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

        12.    Notices.    Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        13.    Miscellaneous.

          (a)   The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

          (b)   You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

          (c)   You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

          (d)   The interpretation, performance and enforcement of this Award shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

        14.    Governing Plan Document.    Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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CROCS, INC. Restricted Stock Award Agreement